Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2013 Equity Incentive Plan of Trevena, Inc. of our report dated March 20, 2014, except Note 13, as to which the date is November 19, 2014, with respect to the financial statements of Trevena, Inc. included in its Registration Statement (Form S-1 No. 333-200386) and related Prospectus, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 23, 2015